Exhibit 10.5

                               PROMISSORY NOTE AND
                               SECURITY AGREEMENT


                   This Agreement made and entered this 21st day of January, 1998, by and between:

                                 SHOWPOWER, INC.
                            18128 S. SANTA FE AVENUE
                           RANCHO DOMINGUEZ, CA 90221

(herein called "Debtor"), and Caterpillar Financial Services Corporation (herein called "Company").

                   1. Grant of Security Interest. Debtor hereby grants to Company a first priority continuing security interest in the property described below, whether now owned or hereafter acquired, and all present and future attachments and accessories thereto and replacements, all cash and non-cash proceeds and products thereof, including amounts payable under any insurance policy (herein called, collectively, the "Collateral"):

                         (1)  "SEE ATTACHMENT I"

                   Debtor agrees to notify Company if the Collateral is domiciled in a location different than a location owned by debtor, for more than 90 days.

                   2. Obligations. The security interest hereby granted is to secure (a) the payment when due of any and all indebtedness (as defined below) heretofore or hereafter owing by Debtor to Company; (b) the performance of all obligations of Debtor to Company, including, but not limited to, obligations of Debtor hereunder; (c) all past, present and future advances or financings, of whatever type, by Company to Debtor, and extension or renewals thereof, whether or not presently contemplated by Debtor and Company; and (d) all existing and future liabilities, of whatever type, of Debtor to Company. The term "indebtedness," as used throughout this Agreement, means financial obligations and liabilities of every kind, whether primary or secondary, direct or contingent, and whether incurred as maker, endorser, guarantor, surety or otherwise and whether or not matured. Debtor agrees that the security interest herein granted to Company shall extend to all of the Collateral for so long as any portion of the indebtedness secured hereby or any other indebtedness of Debtor to Company remains unpaid or any duties or obligations of Debtor remain undischarged, whether such property comprising a part of the Collateral is acquired by Debtor prior to, contemporaneously with, or subsequent to the date of this Agreement.

                   3. Promise to Pay. Debtor promises to pay to Company the total principal amount of One Million Eight Hundred Seventy-Five Thousand One Hundred Fifty-Four and 54/100 ($1,875,154.54) Dollars plus interest at the fixed rate of Nine (9%) per annum in 84 monthly payments in the amount of $30,288.07 (See attached amortization Schedule) commencing on February 21, 1998, and continuing on the same date of every month in which a payment is due as set forth in Exhibit A until fully paid. The final payment shall be in the amount of the then unpaid



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balance including accrued interest, late charges and all other costs, expenses, fees or liabilities required to be paid by Debtor.

                   Interest shall be computed on the actual number of days expired in a year of 360 days. Payment shall be made at the address of Company or at such other address as Company may from time to time specify in writing.

                   Time is of the essence hereof. If any payment of principal and interest or any other sum due under this Agreement is not paid when due, the Debtor agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of each such payment, but not exceeding any lawful maximum. The Debtor agrees that upon the failure of the Debtor to make payment of any amount due hereunder or upon the happening of any event of default or other breach of any term or condition contained in this Agreement, the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Agreement, shall, at the election of Secured Party or the holder hereof, immediately become due and payable, with interest thereon at eighteen percent (18%) per annum or the highest rate allowable by law (whichever is lower) from the date of such accelerated maturity until paid.

                   The Debtor hereby waives presentment, demand, protest, notice of protest of nonpayment and all pleas of division and discussion.

                   4. Representations and Warranties. Debtor represents and warrants to Company as follows: (a) the execution, delivery and performance of this Agreement is within Debtor's corporate powers if Debtor is a corporation, is duly authorized by Debtor, and is not in conflict with any provision of law, the Articles of Incorporation or Bylaws of Debtor or any other indenture, agreement or undertaking by which Debtor is bound; (b) this Agreement constitutes a valid obligation of Debtor, legally binding upon it and enforceable in accordance with its terms; (c) all property forming part of the Collateral is now or, at the time it becomes part of the Collateral, shall be owned by Debtor by good and marketable title, and shall at all times be and remain free from all liens, claims, security interests and encumbrances, except for the security interest granted hereby and any other security interest(s) agreed to in writing by Company and Debtor shall defend the Collateral against all claims and demands of all persons claiming an interest therein; (d) all balance sheets, earnings statements, financial data and any other information or documentation related to the business or financial condition of Debtor which have been or may hereafter be furnished to Company to induce it to advance funds or extend credit to Debtor shall fairly represent the operations and financial condition of Debtor, as of the date stated therein, and shall be accurate and correct in all material respects; and (e) no representation, warranty, or statement by Debtor contained herein, or any certificate or other document furnished or to be furnished by Debtor in connection with the transaction contemplated hereby contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact required to make such certificate or other document not misleading. The representations and warranties specified above are in addition to and not in lieu of any representations and warranties set forth in any other related document.


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


                   5. Further Agreements. Debtor agrees at any time to execute or obtain the execution of, in form and substance satisfactory to Company, such financing statements, subordinations, releases or waivers and other documents relating to the Collateral as Company may from time to time request. Debtor agrees that Company may file any such financing statements and other documents which Company deems to be necessary or appropriate to evidence and properly secure the Company's interest in the Collateral, and Debtor will pay all costs, including attorney's fees, incurred in connection with such filings. Debtor agrees that Company may enter upon Debtor's premises or wherever the Collateral may be located at any reasonable time to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor shall assist Company in making such inspection.

                   6. Use of Collateral; First and Prior Lien. Debtor agrees that it will not misuse, conceal, pledge, mortgage, encumber or in any way use or dispose of the Collateral unlawfully, and that it will keep the Collateral free of, and shall defend the Collateral from and against, all liens, claims, security interests and encumbrances, except for the security interest granted hereby and any other security interest(s) agreed to in writing by Company. Debtor, at its sole expense, shall maintain the Collateral in good repair and operating condition. Debtor shall be solely responsible for and shall promptly pay when due all taxes and other charges of every nature which may be levied or assessed against the Collateral, its use or operation or which arise out of or are connected with this Agreement by any governmental agency. Debtor shall not change the location of any collateral from that specified herein without prior written consent of Company.

                   7. Insurance. Debtor shall bear the risk of any loss, damage or destruction to the Collateral. Debtor shall, at its expense, insure the Collateral against all risks for its full insurable value, with such insurance companies and under such policies and in such form as are satisfactory to Company. Such insurance shall be primary, without right of contribution from any insurance carried by Company, shall name Company as loss payee, shall be payable to Company as its interest may appear and shall provide that it may not be canceled or altered so as to affect the interest of Company without at least thirty (30) days' prior written notice to Company. At the request of Company, Debtor shall furnish Company with satisfactory evidence of such insurance. Debtor shall promptly notify Company of any loss or damage to the Collateral and of any claim relating thereto. Debtor shall not make adjustments relating to the Collateral with insurers without Company's prior written consent, and Debtor hereby irrevocably appoints Company Debtor's attorney-in-fact to endorse all drafts or checks payable to Debtor, and to take all other actions necessary to collect any proceeds of such insurance. Any amounts so collected shall be applied by Company to the indebtedness secured hereby.

                   8. Substitute Performance. In the event Debtor shall fail to maintain the aforementioned insurance, pay taxes or other charges, properly maintain or repair the Collateral, or perform any other obligation required hereunder, Company may (but need not) at any time thereafter make expenditures for any or all such purposes in order to maintain and preserve the Collateral. The amount so expended, together with interest thereon at the lesser of eighteen percent (18%) per annum or the highest lawful contract rate of interest, shall be immediately due and payable by Debtor and shall be secured by the security interest herein granted.


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                   9. Disposition of Collateral. Debtor shall not sell, lease, assign or transfer any of the Collateral without the prior written consent of Company. All proceeds received by Debtor forming part of the Collateral shall be received under an express trust for the benefit of Company and shall not be commingled with other monies, assets or accounts of Debtor and shall be immediately paid to Company.

                   10. Default. Debtor shall be in default hereunder upon the occurrence of any of the following events: (a) Debtor fails to pay when due any indebtedness or liability secured hereby; (b) Debtor fails to observe or perform any of the provisions of this Agreement or of any other instrument or agreement relating to all or any part of the Collateral; (c) any representation, warranty, financial statement or other information made or furnished by Debtor to Company is untrue in any material respect as of the date made or furnished; (d) Debtor ceases to do business, becomes insolvent, makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, Debtors; (e) any involuntary petition is filed under any bankruptcy statute against Debtor or any receiver, trustee, custodian or similar official is appointed to take possession of the properties of Debtor unless such petition or appointment ceases to be in effect within ten (10) days of said filing or appointment; (f) the dissolution, merger or consolidation of Debtor without the express prior written approval of Company; (g) the sale, transfer or other disposition by Debtor of any of the Collateral or of any substantial portion of Debtor's assets or property, except for full value in the ordinary course of business; (h) the death of a Debtor who is a natural person or of any partner of a Debtor which is a partnership; (i) the assignment by Debtor of an equity interest in any of the Collateral without the prior written consent of Company;
(j) Debtor fails to maintain licenses and permits necessary for its business operations or fails to comply with all applicable laws and regulations affecting the ownership, use, sale, lease or storage of the Collateral; (k) the Collateral or any part thereof becomes lost, stolen or materially damaged, or levied on, seized or attached; (1) any default shall occur under any other agreement between Debtor and Company or Debtor and any subsidiary or affiliate of Company;
(m) if a surety takes over performance of a Debtor's job or extends financial assistance to Debtor; (n) if Debtor or any partner of Debtor dies, or the controlling voting or non-voting interest in Debtor is changed by reason of sale, gift, bequeath or any other disposition without the Company's written consent; or (o) Company reasonably deems itself to be insecure.

                   11. Rights and Remedies. Upon the occurrence of any default hereunder and at any time thereafter, Company may, at its option, (a) declare any or all indebtedness and liabilities of Debtor secured hereby immediately due and payable without notice or demand; (b) recover any additional damages and expenses sustained by Company by reason of the breach of any provision of this Agreement by Debtor; (c) enforce the security interest granted hereunder; (d) without notice, liability or legal process, enter upon the premises where any of the Collateral may be and take possession thereof; and (e) require Debtor to assemble the Collateral and make it available to Company at a place designated by Company which is reasonably convenient to Company and Debtor. Company shall have all rights given to a secured party by law and all of Company's rights and remedies shall be cumulative and nonexclusive, to the extent permitted by applicable law. Company may, at its option, undertake commercially reasonable efforts to sell or dispose of all or


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any part of the Collateral, and the proceeds of any such sale or disposition shall be applied: first, to reimburse Company for all reasonable expenses of retaking, holding, preparing for sale or disposition, and selling or disposing of the Collateral, including all taxes and reasonable attorney's fees; and, second, to the extent not previously paid by Debtor, to pay all indebtedness and liabilities secured hereby. Any surplus shall be paid to the person entitled thereto. Debtor shall promptly pay any deficiency to Company. Debtor hereby acknowledges that sales for cash or on credit to a wholesaler, retailer or user, and with or without the Collateral being present, are all commercially reasonable dispositions of the Collateral. Debtor agrees to pay all reasonable attorney's fees and all costs and expenses incurred by Company in enforcing this Agreement upon the occurrence of any default hereunder. Company shall have the right, immediately and without further action by it, to set off against the indebtedness and liabilities of Debtor all money owed by Company to Debtor, whether or not due, and Company shall be deemed to have exercised such right of setoff and to have a charge against any such money immediately upon the occurrence of a default hereunder, even though such charge is made or entered on the books of Company subsequent thereto.

                   12. Indemnification. Debtor shall defend, indemnify and save Company harmless from any and all claims, losses, liabilities, demands, suits, judgments and causes of action, and all costs or expenses in connection therewith (including attorney's fees) resulting from or in any way connected with the selection, ownership, possession, use, demonstration, display, delivery, disposition, maintenance or repair by Debtor or any third person of all or any part of the Collateral.

                   13. Integration; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties and may not be altered or amended except by a writing signed by all parties hereto. Waiver of any default hereunder shall not constitute waiver of any subsequent default. Any waiver or consent by Company of or to any default by Debtor hereunder must be in writing specifically set forth. If this instrument is signed by more than one Debtor, the singular "Debtor" shall include the plural, and the obligations of all such Debtors shall be joint and several.

                   14. Assignment. Any or all of the rights of Company under this Agreement and in the Collateral may be assigned by Company at any time. No assignment of this Agreement or any right hereunder may be made by Debtor without the prior written consent of Company. This Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and inure to the benefit of Company, its successors and assigns. Time is of the essence of this Agreement. The Collateral is and shall remain personal property at all times notwithstanding the manner in which it is attached or affixed to realty. Company or its agent shall have the right at all reasonable times to inspect the Collateral and to inspect and copy any books or records relating thereto.

                   15. Governing Law; Construction; Severability. This Agreement shall be construed no more strictly against one party than the other, regardless of which party drafted the Agreement. Any provision found to be invalid under any applicable law shall be inapplicable and deemed omitted, but the remaining provisions hereof shall be given effect in accordance with the manifest intent hereof. Notwithstanding any termination of this Agreement, all terms and conditions


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hereof shall continue to apply after such termination to all property forming a part of the Collateral prior to or at the time of such termination.

                   16. General. The headings appearing in each section hereof are for convenience of reference only and are not to be considered or construed as a substantive part of this Agreement.

                   In Witness Whereof, Debtor and Company have duly executed this Agreement as of the day and year aforesaid.


Showpower, Inc.                       Caterpillar Financial Services Corporation
("Debtor")                            ("Company")


By:    /s/ MICHAEL W. CRABBE          By:    /s/ [need name of signatory]
       ------------------------              ----------------------------

Title: Chief Financial Officer        Title: Regional Manager
       ------------------------              ----------------------------





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                                  ATTACHMENT I

                             COLLATERAL DESCRIPTION


(4) 1200 Amp AC Motion Picture Generators equipped with (4) Caterpillar 3116 Engines, s/n #'s 2WGO6353, 2WGO6354, 2WGO6355, & 2WGO6356, (4)
          Caterpillar XQ 1250, 3512 Modules s/n #'s 24ZO3499, 24ZO4953, 24ZO6526
          & 24ZO5744 and (4) Marathon 1265 Generators, s/n #"s LM226146-1197,
          LM226143-1197, LM226130-1197 & LM226135-1197.

(10) York 100 Ton/2OOkW Portable Air Handlers, s/n #'s 9702030001E, 9702030002E, 9702030003E, 9702030004E, 9702030005E, 9702030006E,
          9702030007E, 9702030008E, AHU30009E200, & AHU300NRI864.

(4) York 25 Ton/72kw DX Portable Air Conditioners, s/n #'s NGEM085473, NGFM080697, NGFM080698 & NGFM080699.

(1) lot: Flexible hose, manifolds, fittings, electric cable tails, with CamLok connectors, pumps and spare parts.

(50)      Movincool IOSFU-1 Spot Coolers, s/n #'s 0797-0017, 0697-0069,
          0797-0020, 0797-0019, 0797-0012, 0797-0014, 0797-0024, 0797-0018,
          0797-0029, 0797-0023, 0797-0026, 0797-0025, 0797-0032, 0797-0031,
          0797-0008, 0797-0009, 0797-0059, 0797-0052, 0797-0016, 0797-0055,
          0797-0033, 0797-0004, 0797-0056, 0797-0034, 0797-0047, 0797-0037,
          0797-0005, 0797-0001, 0797-0006, 0797-0007, 0797-0028, 0797-0038,
          0797-0027, 0797-0030, 0797-0039, 0797-0041, 0797-0045, 0797-0003,
          0697-0088, 0697-0089, 0697-0085, 0697-0086, 0697-0084, 0697-0076,
          0697-0069, 0697-0082, 0697-0077, 0697-0074, 0697-0087, & 0697-0083.


SHOWPOWER, INC.

BY:       /s/ MICHAEL W. CRABBE
          -------------------------

TITLE:    Chief Financial Officer
          -------------------------





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                                 ACKNOWLEDGMENT


State of California                 )
                                    )
County of Los Angeles               )


                   On this 16th day of January, 1998, before me Sheila J. Pearce, a Notary Public in and for said County of Los Angeles, residing therein, duly commissioned and sworn, personally appeared Michael W. Crabbe, known to me to be the CFO of Showpower, Inc., the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of said corporation, and acknowledged to me that such corporation executed same.

                   In Witness Whereof, I hereunder subscribe my name and affix my official seal in my office in said County of Los Angeles on the day and year first above written.



                                            /s/ SHEILA J. PEARCE
                                            -----------------------
                                            Notary Public


(Seal)


My commission expires:  February 9, 2000




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